UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
April 14, 2010 (March 22, 2010)
(Date of earliest event reported)

GEOKINETICS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1500 CityWest Blvd., Suite 800
Houston, Texas, 77042
(Address of principal executive offices)

(713) 850-7600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report on Form 8-K/A amends the Report on Form 8-K filed by Geokinetics Inc. (“Geokinetics”) on March 26, 2010.

SECTION 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2010, Geokinetics and Mark A. Hess, Vice President and Chief Accounting Officer, mutually agreed that Mr. Hess would leave Geokinetics to pursue other opportunities, effective immediately.

On April 8, 2010, Geokinetics and Mr. Hess entered into a Confidential Release and Severance Agreement, effective as of March 22, 2010 (the “Severance Agreement”). Pursuant to the Severance Agreement, in exchange for a general release of claims and certain other consideration, the Company agreed to pay Mr. Hess $127,500 in cash severance along with certain other consideration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

April 14, 2010	By:	/s/ Scott A. McCurdy
Scott A. McCurdy
Senior Vice President and Chief Financial Officer